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                                    BY-LAWS

                                       OF

                            U.S. TRADE FUNDING CORP.

                                   ARTICLE I.


                                    OFFICES

     Section 1.1. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.


                                  STOCKHOLDERS

     Section 2.1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or outside the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

     Section 2.2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

     Section 2.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

     Section 2.4. Notice of Meeting. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

          Section 2.5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law. If a quorum is not present or represented, the holders of the stock, present in person or represented by proxy, at the meeting and entitled to vote thereat

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shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.6. Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.7. Informal Action By Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III.
                                   DIRECTORS

     Section 3.1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 3.2. Number, Qualification and Tenure. The number of directors which shall constitute the whole Board of Directors shall be no less than three
(3) and no more than five (5) and shall be set from time to time by resolution of the Board of Directors. The initial Board of Directors shall consist of four
(4) Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 hereof, and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     Section 3.3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office though less than a quorum, and each Director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal. If there are no

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Directors in office, then an election of Directors may be held in the manner provided by law.

     Section 3.4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

     Section 3.5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors. No notice of regular meetings need be given.

     Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the President. Special meetings shall be called by the Secretary on the written request of any Director. Written or verbal notice to each Director of each special meeting stating the place, date, time and purposes of such meeting shall be given not less than two (2) hours nor more then ten (10) days before the time of the meeting.

     Section 3.7. Quorum. At all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.8. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, the President or, in the absence of the President, a Vice Chairman (who is also a member of the Board of Directors and, if more than one (1), in the order designated by the Board of Directors or, in the absence of such designation, in the order of their election), if any, or if no such Vice Chairman is present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

     Section 3.9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one (1) or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board of Directors or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may also designate additional Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or

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disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

     Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors.

     Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the President or any two (2) of its members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section 3.9, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section 3.9, the Executive Committee shall fix its own rules of procedure.

     Section 3.10. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one (1) or more other committees, each such committee to consist of one (1) or more Directors. Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, also may designate one (1) or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating the committee, a majority of all of the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

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     Section 3.11.  Action without Meeting.  Unless otherwise restricted by the
Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 3.12. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.13. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

     Section 3.14.  Interested Directors and Officers.

     (a) No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transactions, or solely because his or their votes are counted for such purpose, if:

          (i) The material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

         (ii) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

        (iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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                                  ARTICLE IV.

                                   OFFICERS

     Section 4.1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, one
(1) or more Vice Chairmen, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

     Section 4.2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors. Each such successor shall hold office for the unexpired term, until his successor is elected and qualified or until he sooner dies, resigns, is removed or becomes disqualified.

     Section 4.3. Chairman of the Board. The Chairman of the Board, when elected, shall be the Chief Executive Officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

     Section 4.4. President. During any period when there shall be an office of Chairman of the Board, the President shall be the Chief Operating Officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. During any period when there shall not be an office of Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and, as such, shall have the functions, authority and duties provided for the Chairman of the Board when there is an office of Chairman of the Board.

     Section 4.5. Vice President. The Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

     Section 4.6. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the

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signature of the Secretary or an Assistant Secretary. The Board of Directors may
give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

     Section 4.7. Assistant Secretary. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

     Section 4.8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

     Section 4.9. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

     Section 4.10. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors, the Chairman of the Board or the President.

                                  ARTICLE V.

                           RESIGNATIONS AND REMOVALS

     Section 5.1. Resignation. Any Director or officer may resign at any time by delivering his resignation in writing to the Chairman of the Board, if any, the President, or the Secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state.


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     Section 5.2.  Removals.  A Director (including, without limitation, persons elected by Directors to fill vacancies in the Board of Directors ) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of Directors. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent.

     Section 5.3. No Compensation. Except where a right to receive compensation under such circumstances shall be expressly provided in a duly authorized written agreement with the Corporation, no Director or officer resigning and no Director or officer removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, a majority of the remaining Directors, or, in the case of removal, the body acting on the removal pursuant to Section 5.2 hereof, shall in their or its discretion provide for compensation from the Corporation.

                                  ARTICLE VI.
                             CERTIFICATES OF STOCK

     Section 6.1. Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

     Section 6.2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     Section 6.3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of


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such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

                                 ARTICLE VII.
               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     Section 7.1. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or such other person, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or such other person, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or such other person and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


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     Section 7.2.  Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 7.3. Determination of Indemnification. Any indemnification under
Section 7.1 or 7.2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 7.1 or 7.2 hereof. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 7.4. Advance Payments. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, the legal counsel or the stockholders in the manner provided in Section 7.3 hereof upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation under this Article.

     Section 7.5. ERISA and Tax Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (i) arising under the Employee Retirement Income Security Act of 1974 or regulations promulgated thereunder, or under any other law or regulation of the United States or any agency or instrumentality thereof or law or regulation of any state or political subdivision or any agency or instrumentality of either, or under the common or civil law of any of the foregoing, against expenses (including attorneys' fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was a fiduciary, disqualified person or party in interest with respect to an employee benefit plan covering employees of the Corporation or of a subsidiary of the Corporation, or is or was serving in any other capacity with respect to such plan, or has or had any obligations or duties with respect to such plan by reason of such laws or regulations, provided that such person was or is a director, officer, employee or agent of the Corporation, or (ii) in connection with any matter arising under federal, state or local revenue or taxation laws or regulations, against expenses (including attorneys' fees), judgments, fines, penalties, taxes, amounts paid in settlement and amounts paid as penalties or fines necessary to contest the imposition of such penalties or fines, actually and reasonably incurred by him in connection with such action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership,


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joint venture, trust or other enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations; provided, however, that such person did not act dishonestly or in willful or reckless violation of the provisions of the law or regulation under which such suit or proceeding arises. Unless the Board of Directors determines that under the circumstances then existing, it is probable that such director, officer, employee or agent will not be entitled to be indemnified by the Corporation under this Section 7.5, expenses incurred in defending such suit or proceeding, including the amount of any penalties or fines necessary to be paid to contest the imposition of such penalties or fines, shall be paid by the Corporation in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Section 7.5.

     Section 7.6.  Nonexclusive Right. The indemnification provided by this
Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such a person.

     Section 7.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnity against such liability under the provisions of this article.

                                 ARTICLE VIII.
                              GENERAL PROVISIONS

     Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 8.2. Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 8.3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


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

                                  ARTICLE IX.
                                  AMENDMENTS

     These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.


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